UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Brookdale Senior Living Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Below is the Company’s press release published on June 23, 2025, which was also posted on the Company’s website: VoteBrookdaleBlue.com, in connection with its 2025 Annual Meeting of Stockholders, which will be held on July 11, 2025:

Brookdale Comments on ISS Recommendation

ISS Recommends Shareholders Support the Majority of the Brookdale Board of Directors and Questions Ortelius’ Plan for Brookdale

Brookdale Urges Shareholders to Vote “FOR” ALL of Brookdale’s Eight Highly Qualified Director Nominees on the BLUE Proxy Card

Brookdale Highlights Critical Skillsets Offered by Directors Lee Wielansky and Victoria Freed

NASHVILLE, Tenn., June 23, 2025 – Brookdale Senior Living Inc. (NYSE: BKD) (“Brookdale” or the “Company”) today commented on a report issued by the proxy advisory firm Institutional Shareholder Services (“ISS”) in connection with the election of the Company’s director nominees at its 2025 Annual Meeting of Shareholders (“Annual Meeting”), scheduled to be held on July 11, 2025:

Brookdale agrees with ISS’s recommendation against giving Ortelius control of the Company’s Board of Directors and notes ISS’s view that “…the dissident has not provided shareholders with a means to assess performance if it gains control of the board”.

Further, ISS notes that “…the dissident does not provide enough details for shareholders to fully assess the plan’s feasibility or track execution”, also stating:

●

“The dissident’s plan is focused on shrinking the company’s portfolio in an effort to improve the company’s overall operating metrics, primarily occupancy rates, NOI, and leverage…it is unclear what the expected timing of a sale process would be, what the expected proceeds of a sale would amount to, who the potential buyers are, whether higher occupancy assets need to be included in any portfolios that would be sold, and how the dissident would negotiate with the company’s lenders to sell assets that may be part of larger loan collateral pools. Further, the dissident has not indicated the expected extent to which the company may be able to delever.”

●

“The second primary part of the dissident’s plan is for the company to exit the entirety of its leased portfolio… The dissident has not provided an estimate of the potential costs to break the leases. Further, it is unclear whether the company’s lessors would be willing to terminate the leases at a reasonable price, and the dissident has not provided sufficient evidence that the company would be able to execute on the planned terminations.”

While we agree with ISS that Ortelius should not have control of the Brookdale Board, we strongly believe that ISS reached the wrong conclusion in failing to recommend that shareholders support ALL of Brookdale’s eight highly qualified director nominees. Replacing Lee Wielansky or Victoria Freed with dissident nominees Lori Wittman or Steven Vick would deprive the Board of key skillsets, expertise, and institutional knowledge at a critical time, could impair the Board’s ability to recruit and oversee a new CEO with the requisite background to move the Company forward and could jeopardize shareholder value creation.

Ortelius candidate Ms. Wittman’s career has been concentrated at Real Estate Investment Trusts (“REIT”) focused on single-tenant net lease retail properties, medical facilities and cannabis-related retail. Further, Ms. Wittman’s real estate experience has been focused largely on financial management and capital markets, with her limited exposure to senior living being through finance and investor relations roles at REITs. Moreover, Ms. Wittman’s real estate experience is primarily in the skilled nursing industry, which represents only 2% of Brookdale’s business. Brookdale is an operator of senior living communities, not a REIT, providing healthcare, hospitality and senior living services with the ability to serve approximately 58,000 residents each day. We believe Ms. Wittman’s non-operational background in REITs does not translate to the needs of Brookdale as an operator in senior living, and that she lacks critical knowledge and skills to contribute meaningfully to the Board.

By contrast, Mr. Wielansky’s four decades of real estate experience are deeply rooted in operations, offering strategic insight into not only asset management and development but also operational efficiency. Under Mr. Wielansky’s leadership in his prior role as Non-Executive Chairman of the Board and in his current role as Chair of the Board’s Investment Committee, we have made substantial progress on optimizing our real estate portfolio. We have reduced our leased properties by nearly 50% and completed the disposition of approximately 350 communities since 2017, streamlining our portfolio to one that is delivering profitable occupancy growth. Mr. Wielansky’s expertise provides a critical skillset for the continued optimization of our portfolio that remains a fundamental part of the Board’s strategy. In addition, his institutional knowledge of our business and operations will be crucial to the effective onboarding of a new CEO and the continued execution on our strategy.

Ortelius candidate Mr. Vick has not held a meaningful leadership or governance position at any public company in more than two decades, and he previously departed Alterra Healthcare within a year of it filing for bankruptcy, raising significant questions regarding his tenure as President and COO and as a director of Alterra. His more recent senior living experience appears limited to private and smaller-scale ventures, which would not scale to Brookdale, which operates approximately 650 communities, and his track record at those ventures is also unclear. Further, any senior housing experience attributed to him is already well-represented on Brookdale’s Board through Brookdale directors Elizabeth Mace and Denise Warren.

On the other hand, Ms. Freed brings a unique and highly valuable background in sales and marketing and hospitality, a skillset that is not offered by Mr. Vick or Ms. Wittman. Her more than 25 years of executive leadership expertise in sales, revenue management, customer service and marketing provide Brookdale with essential insights into customer revenue generation within the hospitality industry. Brookdale is a resident-first business that must attract older adults making lifestyle and healthcare choices, and Ms. Freed’s experience is essential to growing profitable occupancy and driving continued improvements in resident and family member satisfaction. Ms. Freed manages marketing for a $16B+ revenue public company and her expertise in large-scale branding and customer engagement provides critical insights for our operators. Ms. Freed also has played a critical role in Brookdale’s strategic ongoing board refreshment as Chair of the Board’s Nominating and Corporate Governance Committee. During her tenure, she has overseen our four most recent appointments of independent directors, diligently executing director searches and interviews and focusing on evolving the Board’s skillsets to appropriately support the current and future needs of the Company.

Brookdale’s Board has taken an intentional approach to refreshing its composition in order to achieve a balance of tenure, critical skillsets and fresh perspectives brought by directors with a balanced mix of skills that are relevant to Brookdale’s business and strategy. If Mr. Wielansky and Ms. Freed are removed from the Brookdale Board and Ms. Wittman and Mr. Vick are added, six of Brookdale’s eight directors would have served on the Board for approximately one year or less. Not having experienced directors on the Board to provide effective support and oversight of the management team could present a significant challenge to the Board’s ability to recruit a first-class CEO. With the addition of Ortelius’ nominees, Brookdale would effectively have a new board and CEO, both lacking sufficient and essential historical knowledge of the Company, which would significantly disrupt the execution of our strategy at this pivotal inflection point.

The Brookdale Board and management team have taken and continue to take deliberate steps to ensure Brookdale’s continued growth and value creation. Brookdale’s eight highly qualified directors together offer the right mix of expertise and skills necessary to continue delivering positive financial and operational performance and driving enhanced shareholder value.

The Brookdale Board strongly urges shareholders to vote “FOR” ALL of Brookdale’s eight nominees on the BLUE proxy card to protect the value of your investment.

Brookdale reminds all shareholders that every vote is important, no matter how many or few shares you own. Please simply disregard any white proxy card you may receive from Ortelius.

Whether or not you expect to attend the Annual Meeting, please promptly follow the easy instructions on your BLUE proxy card or BLUE voting instruction form to vote by phone, internet or by signing, dating, and returning the BLUE proxy card in the postage-paid envelope provided.

If you have any questions or require any assistance in voting your shares, please contact Brookdale’s proxy solicitor, Innisfree M&A Incorporated, at+ 1 (877) 750-5838 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries).

ABOUT BROOKDALE SENIOR LIVING

Brookdale Senior Living Inc. is the nation’s premier operator of senior living communities. With 647 communities across 41 states and the ability to serve approximately 58,000 residents as of March 31, 2025, Brookdale is committed to its mission of enriching the lives of seniors through compassionate care, clinical expertise, and exceptional service. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities, offering tailored solutions that help empower seniors to live with dignity, connection, and purpose. Leveraging deep expertise in healthcare, hospitality, and real estate, Brookdale creates opportunities for wellness, personal growth, and meaningful relationships in settings that feel like home. Guided by its four cornerstones of passion, courage, partnership, and trust, Brookdale is committed to delivering exceptional value and redefining senior living for a brighter, healthier future. Brookdale’s stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook or YouTube.

FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company’s intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “on track,” “potential,” “intend,” “enable,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “executing,” “believe,” “poised,” “positioned,” “project,” “predict,” “continue,” “plan,” “target,” or other similar words or expressions, and include statements regarding the focus of the Board of Directors and management of the Company, the execution and advancement of the Company’s strategy, the Company’s CEO search process, the Company’s ability to continue to successfully execute on key initiatives, deliver positive financial and operational performance and drive enhanced shareholder value. These forward-looking statements are based on certain assumptions and expectations, and the Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing market, consumer confidence, or the equity markets and unemployment among resident family members; the effects of senior housing construction and development, lower industry occupancy, and increased competition; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where the Company is concentrated; terminations of the Company’s resident agreements and vacancies in the living spaces it leases; changes in reimbursement rates, methods, or timing under governmental reimbursement programs including the Medicare and Medicaid programs; failure to maintain the security and functionality of the Company’s information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; the Company’s ability to complete its capital expenditures in accordance with its plans; the Company’s ability to identify and pursue development, investment, and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; the Company’s ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company’s ability to identify and pursue any such opportunities in the future; risks related to the implementation of the Company’s strategy, including initiatives undertaken to execute on the Company’s strategic priorities and their effect on its results; any resurgence or variants of the COVID-19 pandemic; limits on the Company’s ability to use net operating loss carryovers to reduce future tax payments; delays in obtaining regulatory approvals; the risks associated with tariffs and the uncertain duration of trade conflicts; disruptions in the financial markets or decreases in the appraised values or performance of the Company’s communities that affect the Company’s ability to obtain financing or extend or refinance debt as it matures and the Company’s financing costs; the Company’s ability to generate sufficient cash flow to cover required interest, principal, and long-term lease payments and to fund its planned capital projects; the effect of any non-compliance with any of the Company’s debt or lease agreements (including the financial or other covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company’s non-compliance with any such agreements and the risk of loss of the Company’s property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the inability to renew, restructure, or extend leases, or exercise purchase options at or prior to the end of any existing lease term; the effect of the Company’s indebtedness and long-term leases on the Company’s liquidity and its ability to operate its business; increases in market interest rates that increase the costs of the Company’s debt obligations; the Company’s ability to obtain additional capital on terms acceptable to it; departures of key officers and potential disruption caused by changes in management; increased competition for, or a shortage of, associates, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; environmental contamination at any of the Company’s communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against the Company, including putative class action complaints; negative publicity with respect to any lawsuits, claims, or other legal or regulatory proceedings; costs to respond to, and adverse determinations resulting from, government inquiries, reviews, audits, and investigations; the cost and difficulty of complying with increasing and evolving regulation, including new disclosure obligations; changes in, or its failure to comply with, employment-related laws and regulations; the risks associated with current global economic conditions and general economic factors on the Company and the Company’s business partners such as inflation, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, tax rates, tariffs, geopolitical tensions or conflicts, and uncertainty surrounding a new presidential administration, the impact of seasonal contagious illness or other contagious disease in the markets in which the Company operates; actions of activist stockholders, including as a result of the current proxy contest and any potential change of control of the Company or the Board; as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this communication. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this communication to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

CONTACTS

media.relations@brookdale.com

Tim Lynch / Leigh Parrish

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449